LEASE AMENDMENT NUMBER FIVE

This Lease Amendment Number Five ("Amendment") dated as of the ____ day of September, 2008 in entered into by and between M & P Building, LLC, a Nebraska limited liability company ("Landlord"), and Union Bank and Trust Company, a state banking corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office Building Lease dated as of June 21, 1996, and amended June 11, 1997, February 8, 2001, May 23, 2005 and November 13, 2007 (the "Lease");

WHEREAS, Tenant exercised Tenant's option to extend the Lease with regards to the Premises Area referred to in the Lease as Suite Number 101 and Landlord acknowledged such exercise in Lease Amendment Number Four; and

WHEREAS, Landlord and Tenant desire to specify the Monthly Rental for each of the years of the first and second Option Terms.

Now therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the premises herein, the partied agree as follows:

1. Monthly Rental on Option Terms. The parties agree that the second paragraph of Section 4.2 of the Lease, which reads:

   "Beginning with the first year of the first Option Term and each succeeding year of the Option Terms, if exercised, the Monthly Rental shall be/increased annually by an amount equal to the percentage of such Monthly Rental which percentage is the same as the percentage increase in the cost of living during the preceding calendar year. The costs of living will be based upon the National Consumer Price Index "all items" published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI"). A calendar year percentage increase in the CPI will be determined by comparing the CPI at the end of a calendar year to the CPI at the end of the previous calendar year. Monthly Rental shall not be reduced in the event there should be a reduction in the CPI."

   shall be replaced in its entirety with the following:

   "Beginning with the first year of the first Option Term and each succeeding year of the Option Terms, if exercised, the Monthly Rental shall be as follows:

Option Year	Annual Rent/ Square Foot	Basic Annual Rent	Monthly Rental Installment
07/01/08-06/30/09	$15.48	$63,081.00	$5,256.75
07/01/09-06/30/10	$15.81	$64,425.75	$5,368.81
07/01/10-06/30/11	$16.14	$65,770.50	$5,480.88
07/01/11-06/30/12	$16.47	$67,115.25	$5,592.94
07/01/12-06/30/13	$16.80	$68,460.00	$5,705.00
07/01/13-06/30/14	$17.13	$69,804.75	$5,817.06
07/01/14-06/30/15	$17.46	$71,149.50	$5,929.13
07/01/15-06/30/16	$17.79	$72,494.25	$6,041.19
07/01/16-06/30/17	$18.12	$73,839.00	$6,153.25
07/01/17-06/30/18	$18.45	$75,183.75	$6,265.31

"

2. No Other Changes. All of the other terms and conditions of the Lease, including the amendments contained herein, shall remain in full force and effect except as may be subsequently amended by written agreement of both the parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Lease Amendment Number Five as of the day and year first above written.

TENANT:
Union Bank and Trust Company, a state banking corporation

By: [signature]

Printed Name: Alan Fosler

Title: SVP & Cashier

LANDLORD:
M & P Building, LLC, a Nebraska limited liability company

By: [signature]

Printed Name: Terry J. Heimes

Title: CFO

STATE OF NEBRASKA)
) ss.
COUNTY OF LANCASTER)

The foregoing instrument was acknowledged before me this 9 day of September 2008, by Alan Fosler, of Union Bank and Trust Company, a Nebraska state banking corporation, on behalf of Union Bank and Trust Company.

GENERAL NOTARY - State of Nebraska
SHERI L. MORTEN
My Comm. Exp. Oct. 30, 2010

Sheri Morten
Notary Public

STATE OF NEBRASKA)
) ss.
COUNTY OF LANCASTER)

The foregoing instrument was acknowledged before me this 4th day of September 2008, by TERRY J. HEIMES, M & P Building, LLC, a Nebraska limited liability company, on behalf of M & P Building, LLC.

Meri Sue Pepper
Notary Public

GENERAL NOTARY-State of Nebraska
MERI SUE PEPPER
My Comm. Exp. Aug. 30, 2009